Exhibit 99.1

Stride Announces CEO Succession

Robert Knowling, Independent Board Member, Appointed CEO

Stride Lead Independent Director Steven B. Fink Named Chair of the Board

Brian Shepherd Appointed to the Board

Company Reports Select Preliminary Fiscal Year 2026 Financial Results

RESTON, Va., July 30, 2026 -- Stride, Inc. (NYSE: LRN) (“Stride” or “the Company”), one of the nation’s most successful technology-based education companies, today announced the appointment of Robert Knowling, current independent member of the Board of Directors (the “Board”), as Chief Executive Officer, effective July 29, 2026. He succeeds James Rhyu, who has ceased serving as CEO and as a member and Chair of the Board.

Mr. Knowling brings more than 30 years of executive leadership and board experience across the technology and education sectors. He previously served as CEO of the NYC Leadership Academy that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling previously held roles as CEO of Telwares, Chairman and CEO of SimDesk Technologies, Inc. and Chairman, President and CEO of Covad Communications. Mr. Knowling serves as the Chairman of Eagles Landing Partners and on the boards of directors for Raken, CECO Environmental Corp., Rocket Software and Stream Companies. He also previously served on the boards of directors for Hewlett Packard Enterprise Company, Roper Technologies, Inc. and Citrix Systems Inc.

Steven Fink, the Chair of the Board, said, “As we look to the future with a focus on accelerating the execution of our roadmap and driving long-term growth, the Board determined that now is the right time to transition leadership. Demand for alternative education solutions remains strong, and Stride’s differentiated platform is well positioned to continue meeting that need. We thank James for his more than 13 years of service and commitment to Stride, including the last five years as CEO, and wish him the best in his future endeavors.”

Mr. Fink continued, “Bob is a proven executive with significant technology and public education expertise. He has a strong track record of attracting and building high-performing teams and leading companies through periods of high growth. Alongside the leadership team at Stride, he will continue to execute the Company’s strategy, offering millions of families innovative education services that improve outcomes for students nationwide. The Board is confident that with his understanding of our business and our customers, he is the right leader to guide Stride’s next phase as we focus on advancing our industry position, driving long-term growth and enhancing shareholder value.”

Mr. Knowling said, “Stride is entering its next phase of growth as a proven innovator with the scale, expertise, and longstanding customer relationships to continue transforming the education landscape. Having served on the Board for more than eight years, I know our business and I am confident in our future. I’m honored to step into the CEO role and look forward to partnering with the leadership team and my fellow Board members to realize the opportunities ahead.”

Governance Updates and Brian Shepherd Appointed to the Board

The Board has appointed its lead independent director, Steven Fink, to serve as Chair. In addition, Brian Shepherd, former President and CEO of CSG Systems International, Inc., has been appointed to the Board, effective July 29, 2026. He will serve as a member of the Compensation Committee and the Audit Committee.

Mr. Fink concluded, “We are pleased that Brian is joining Stride at this important time for the Company. As we continue to emphasize technological advancement and innovation, we believe his business support systems software and services experience will be additive to the expertise already represented on the Board.”

Reports Select Preliminary Fiscal Year 2026 Financial Results

In connection with today’s announcement, Stride is reporting select preliminary financial results for fiscal year 2026:

•	Total revenue for fiscal year 2026 is expected to be $2,518.1 million, compared to $2,405.3 million during the prior year.

•	Income from operations for fiscal year 2026 is expected to be $450.8 million, compared to $360.1 million during the prior year.

•	Adjusted operating income for fiscal year 2026 is expected to be $498.4 million, compared to $466.2 million during the prior year.

•	Net income for fiscal year 2026 is expected to be $338.2 million, compared to $287.9 million during the prior year.

•	Adjusted EBITDA for fiscal year 2026 is expected to be $617.6 million, compared to $571.0 million during the prior year.

Stride will report its financial results and file its Form 10-K for the fourth quarter and full fiscal year ended June 30, 2026, on August 4, 2026.

About Brian Shepherd
Most recently, Mr. Shepherd served as President, CEO, and a member of the board at CSG Systems International, Inc., a provider of software solutions for telecommunications, broadband and digital service providers, from 2021 through its acquisition by NEC Corporation in 2026. Prior to his role as President and CEO, he served as Executive Vice President and Group President from 2017 to 2021 where he focused on accelerating the growth and strategic development of the company. Prior to joining CSG, Mr. Shepherd held executive roles at TeleTech, Amdocs, DST Innovis, and McKinsey & Company. Mr. Shepherd received an MBA from Harvard Business School and graduated from Wabash College with a B.A. in Economics.

About Stride Inc.
Stride Inc. (NYSE: LRN) is redefining lifelong learning with innovative, high-quality education solutions. Serving learners in primary, secondary, and postsecondary settings, Stride provides a wide range of services including K-12 education, career learning, professional skills training, and talent development. Stride reaches learners in all 50 states and over 100 countries. Learn more at stridelearning.com.

Investor Contact
ir@k12.com

Media Contact
press@k12.com

Special Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “outlook,” “forecasts,” “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “will be,” “expects,” “plans,” “intends,” “should,” “would” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model or meet guidance; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve, our vendors, or us to comply with our contracts, or federal, state and local laws and regulations, resulting in a loss of funding, an obligation to repay funds previously received, contractual remedies, or actions or proceedings against us; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve, including due to the evolution of curriculum standards, testing programs and state accountability metrics; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction or termination in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies (including artificial intelligence) and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems and third-party cloud systems and facilities, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; failure to prevent or mitigate a cybersecurity incident that affects our systems; problems in the implementation of new IT systems and technology; failure by us or third parties to maintain and support information technology systems, including addressing quality issues and timely delivering new products and enhancements; risks related to artificial intelligence; and other risks and uncertainties associated with our business described in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this press release is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss) and adjusted EBITDA, which are not presented in accordance with GAAP.

•	Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for amortization of intangible assets, stock-based compensation, and other one-time charges or gains.
•	Adjusted EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization, stock-based compensation, and other one-time charges or gains.

Adjusted operating income (loss) and adjusted EBITDA exclude stock-based compensation, which consists of expenses for restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted operating income (loss) and adjusted EBITDA remove one-time charges or gains which are not related to core operating activities and are not indicative of our ongoing operating performance. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Management uses these non-GAAP financial measures:
•	as additional measures of operating performance because they assist in comparing the Company’s performance on a consistent basis; and
•
in presentations to the members of the Company’s Board of Directors to enable the Board to review the same measures used by management to compare the Company’s current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although these non-GAAP financial measures are used to assess the performance of the business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items included and/or not included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, and net income (loss) or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below.

Fiscal Year 2026

Reconciliation of Income from Operations to Adjusted Operating Income
	Year Ended June 30,
	2026	2025
	(In thousands)
Income from operations	$450,767	$360,094
Amortization of intangible assets	7,351	9,867
Stock-based compensation expense	40,255	36,794
Impairment of long-lived assets	—	59,478
Adjusted operating income	$498,373	$466,233

Reconciliation of Net Income to Adjusted EBITDA
	Year Ended June 30,
	2026	2025
	(In thousands)
Net income	$338,192	$287,941
Interest expense, net	11,778	10,504
Other income, net	(2,173)	(33,629)
Income tax expense	102,765	93,007
Loss from equity method investments	205	2,271
Depreciation and amortization	126,562	114,669
EBITDA	577,329	474,763
Stock-based compensation expense	40,255	36,794
Impairment of long-lived assets	—	59,478
Adjusted EBITDA	$617,584	$571,035